 Exhibit 10.6

Amending Agreement to

Personnel Services Agreement

THIS AMENDING AGREEMENT is made and entered in the City of Mazatlan, Sinaloa as of this the Fifteenth (15) Day of September, 2006.

AMONG:

DYNARESOURCE OPERACIONES DE SAN JOSE DE GRACIA, S.A. DE C.V. herein represented by Mr. KOY WILBER DIEPHOLZ, acting in his capacity of President of its Board of Directors holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain (hereinafter referred to as the “Operaciones”),

OF THE FIRST PART,

AND

MINERAS DE DYNARESOURCE, S. A. DE C.V., herein represented by Mr. KOY WILBER DIEPHOLZ, acting in his capacity of President of its Board of Directors holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain (hereinafter referred to as “Mineras”);

WHEREAS:

I. The parties jointly warrant and represent as follows:

A.	Their legal representative appearing herein in their behalf possesses the legal capacity required for this act.

B.	A Personnel Services Agreement (the “Personnel Services Agreement”) was executed on May Fifteenth (15th), 2005, whereby Mineras engaged Operaciones to render the Personnel Services described therein, on payment of the Compensation set out in Section 1.3. thereto; a copy of the Personnel Services Agreement is attached as Schedule A hereto.

C.	As the mining activities currently carried out by Operaciones in SJG are primarily of an exploration nature and not milling of ore (which was the basis for setting out the Compensation described in Section 1.3. of the Personnel Services Agreement), the parties wish to modify said Section 1.3. of the Personnel Services Agreement in accordance with the terms and conditions set forth hereunder.

CLAUSES

CLAUSE 1

1.1.	The parties agree that Section 1.3. of the Personnel Services Agreement reads as follows:

“…Section 1.3. In consideration for the provision of the Personnel Services, the Contractor shall pay to the Subcontractor “The Actual Costs of Employment for all Personnel, and the Total Cost of Employment Taxes; plus 10%. (The “Compensation”).

CLAUSE 2

2.1.	The parties covenant and agree to “AMEND” Section 1.3. of the Personnel Services Agreement to hereinafter read as follows:

“…Section 1.3. In consideration for the provision of the Personnel Services, the Contractor shall pay to the Subcontractor The Actual Costs of Employment for all Personnel, and the Total Cost of Employment Taxes; plus 5%. (The “Compensation”).

2.2.	The amendments to Section 1.3. of the Personnel Services Agreement agreed upon by the parties hereunder shall form integral part of the Personnel Services Agreement from the date hereof and they shall be binding upon the parties hereto. The parties hereby fully ratify each and all of the terms and provisions of the Personnel Services Agreement, which includes the amendments made hereto.

CLAUSE 3

3.1.	Languages.- The parties sign and approve this Amending Agreement in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The English version is attached as Section 1.3. hereto and made part hereof for all corresponding legal effects.

3.2.	Whole Agreement.- The Personnel Services Agreement and attachments, this Amending Agreement and attachments, and the documents delivered by the parties as therein set forth, constitute the entire understanding of the parties in respect to the subject matter thereof.

In witness whereof, the parties hereto after having read and understood the legal effects and validity of the premises set forth above, have caused this Agreement to be executed on the date and place above written.

Signatures on page following:

“OPERACIONES”

DYNARESOURCE OPERACIONES DE SAN JOSE DE GRACIA

__________________________

KOY WILBER DIEPHOLZ

ITS: PRESIDENT

“MINERAS”

MINERAS DE DYNARESOURCE, S. A. DE C.V.

_____________________

KOY WILBER DIEPHOLZ

ITS: PRESIDENT